Exhibit 31.2

Certification Pursuant to Section 13a-14 of the Securities Exchange Act of 1934 of James A. Ajello (HEI Chief Financial Officer)

I, James A. Ajello, certify that:

1. I have reviewed this report on Form 10-K/A for the year ended December 31, 2012 of Hawaiian Electric Industries, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 15, 2013
/s/ James A. Ajello
James A. Ajello
Executive Vice President,
Chief Financial Officer and Treasurer